UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 18, 2025

PAVMED INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37685	47-1214177
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

360 Madison Avenue, 25th Floor, New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (917) 813-1828

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	PAVM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Directors; Compensatory Arrangements of Certain Officers.

The information disclosed under Item 5.07 is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 18, 2025, PAVmed Inc. (the “Company”) held an annual meeting of stockholders (the “Annual Meeting”). Stockholders representing approximately 77.2% of the shares outstanding and entitled to vote (including shares of the Company’s preferred stock, on an “as converted” to common stock basis subject to the limitations set forth in the applicable certificate of designations) were present in person or by proxy. At the Annual Meeting, the stockholders elected each of management’s nominees for director and approved the other matters considered. A description of the matters considered by the stockholders and a tally of the votes on each such matter are set forth below.

1. The election of two members of the Company’s board of directors (the “Board”) as Class C directors, to hold office until the third succeeding annual meeting and until their respective successors are duly elected and qualified. The Board is divided into three classes, Class A, Class B and Class C. As of the Annual Meeting, there were two directors in Class C, Lishan Aklog, M.D. and Michael J. Glennon, whose terms expired at the Annual Meeting, two directors in Class A, Ronald M. Sparks and Timothy Baxter, whose terms expire at the 2026 annual meeting of stockholders, and two directors in Class B, Sundeep Agrawal, M.D. and Debra J. White, whose terms expire at the 2027 annual meeting of stockholders. The board nominated Dr. Aklog and Mr. Glennon for re-election as Class C directors. Each of the board’s nominees for director was elected, as follows:

Name	For	Authority Withheld	Broker Non-Votes
Lishan Aklog, M.D.	7,153,661	2,077,858	5,323,902
Michael J. Glennon	7,224,432	2,007,087	5,323,902

2. A proposal to approve, for the purposes of Listing Rule 5635 of The Nasdaq Stock Market LLC (“Nasdaq”), the issuance of shares of the Company’s common stock upon exercise of the pre-funded warrants to purchase common stock (the “Pre-Funded Warrants”) sold by the Company in a private offering (the “Private Placement”) in February 2025. Pursuant to the rules of Nasdaq, the shares of common stock issued in the Private Placement were not entitled to vote on the Stock Issuance Proposal. The issuance was approved, as follows:

For	Against	Abstain	Broker Non-Votes
4,653,595	293,887	1,709,687	5,323,902

A more complete description of the Pre-Funded Warrants and the Private Placement is set forth under “The Stock Issuance Proposal” in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 30, 2025 (the “Definitive Proxy Statement”), which description is incorporated herein by reference. The description of the Pre-Funded Warrants and the Private Placement from the Definitive Proxy Statement does not purport to be complete and is qualified in its entirety by reference to the full text of the related agreements, which are included as exhibits to the Quarterly Report on Form 10-Q filed by the Company on May 15, 2025 and are incorporated herein by reference.

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3. A proposal to approve an amendment to the Company’s 2014 Long-Term Incentive Equity Plan (the “2014 Plan”) to increase the total number of shares of the Company’s common stock available under the 2014 Plan by an additional 2,500,000 shares, from 2,412,140 shares to 4,912,140 shares. The amendment was approved, as follows:

For	Against	Abstain	Broker Non-Votes
6,356,699	1,165,569	1,709,251	5,323,902

A more complete description of the 2014 Plan, as amended, is set forth under “The 2014 Plan Proposal” in the Definitive Proxy Statement, which description is incorporated herein by reference. The description of the amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the 2014 Plan, which is included as Annex A to the Definitive Proxy Statement and is incorporated herein by reference.

4. A proposal to approve, on an advisory basis, the compensation of the Company’s principal executive officer and two highest-paid executive officers other than the principal executive officer as disclosed in the Definitive Proxy Statement. The compensation was approved, as follows:

For	Against	Abstain	Broker Non-Votes
7,114,007	379,014	1,738,498	5,323,902

5. A proposal to ratify the appointment of Marcum LLP as the Company’s independent registered certified public accounting firm for the year ending December 31, 2025. The ratification of the appointment of Marcum LLP was approved, as follows:

For	Against	Abstain	Broker Non-Votes
14,215,004	314,828	25,589	—

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	Sixth Amended and Restated 2014 Long-Term Incentive Equity Plan (incorporated by reference to Annex A to the Supplement to the Definitive Proxy Statement dated May 9, 2025).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 18, 2025	PAVMED INC.

	By:	/s/ Dennis McGrath
Dennis McGrath
President and Chief Financial Officer

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